UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 24, 2019

OrangeHook, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	000-54249	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

319 Barry Avenue South #300
Wayzata, Minnesota 55391
 (Address of Principal Executive Offices including Zip Code)

(442) 500-4665
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 14, 2019, OrangeHook, Inc., a Minnesota corporation ("OrangeHook MN"), and wholly-owned subsidiary of OrangeHook, Inc., a Florida corporation (the "Company"), issued a Commercial Promissory Note in the principal amount of $672,999.00 (the "Note") with MEZ Capital LLC, a Minnesota limited liability company ("MEZ"). The principal amount includes loan discount and legal fees totaling $47,028.00, and together with the stated amount of interest, is the total amount outstanding to MEZ by OrangeHook MN or the Company. The Note consolidates and extends previous outstanding notes issued to MEZ and matures on March 24, 2019. The Note calls for a stated amount of interest of $40,379.94 on or before maturity and a principal payment in the amount of $250,000 when the Company closes on certain future financing. The Note is supported by five personal guarantees, including those of Company board members James L. Mandel and Jeffrey J. Hattara, President and CEO and Chief Strategy Officer, respectively, board members Whitney E. Peyton and Donald M. Miller and a third-party individual. The Note includes a default rate of interest equal to four percent (4%) on the outstanding principal balance.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORANGEHOOK, INC.

Dated:   January 30, 2019
By:  /s/   James L. Mandel
               James L. Mandel
               President and Chief Executive Officer